February 28, 2019

World Funds Trust
8730 Stony Point Parkway, Suite 205
Richmond, Virginia 23235

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Service Providers – Legal Counsel” in the Statement of Additional Information for the SIM U.S. Core Managed Volatility Fund, the SIM Global Core Managed Volatility Fund, the SIM Global Moderate Managed Volatility Fund, the SIM Global Equity Fund and the SIM Income Fund (“SIM Funds”), each a series portfolio of the World Funds Trust (the “Trust”), which is included in Post-Effective Amendment No. 329 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-148723), and Amendment No. 330 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-22172), on Form N-1A of the Trust.

Sincerely,

/s/ John H. Lively
On behalf of Practus, LLP

JOHN H. LIVELY • MANAGING PARTNER

11300 Tomahawk Creek Pkwy • Ste. 310 • Leawood, KS 66211 • p: 913.660.0778 • c: 913.523.6112
Practus, LLP • John.Lively@Practus.com • Practus.com